Exhibit 99.1

PARK HOTELS & RESORTS INC. COMPLETES RECAST OF $2 BILLION CREDIT FACILITIES
Tysons, Va., September 17, 2025 — Park Hotels & Resorts Inc. (“Park”) (NYSE:PK) today announced that it has successfully amended and restated its existing credit agreement (as amended and restated, the “Credit Agreement”) to (i) increase total capacity under a senior secured revolving credit facility from $950 million to $1 billion (the “Revolving Facility”), (ii) extend the termination date of the Revolving Facility from December 1, 2026 to September 17, 2029, and (iii) add a new senior unsecured delayed draw term loan facility of up to $800 million, available in up to three draws for up to one year after closing, with a scheduled maturity date of January 2, 2030 (the “2025 Term Facility”). The Credit Agreement also provides for a senior unsecured term loan in the original principal amount of $200 million incurred on May 16, 2024 (the “2024 Term Loan”, and together with the Revolving Facility and the 2025 Term Facility, the “Credit Facilities”), bringing the aggregate capacity under the Credit Facilities to $2 billion.

The Credit Agreement includes one or more extension options for the Revolving Facility and the 2025 Term Facility of up to one additional year in the aggregate, subject to customary extension conditions, and provides for borrowings under the Credit Facilities to bear interest at a SOFR rate plus a margin dependent on a ratio of Park’s adjusted total indebtedness to consolidated EBITDA. Park intends to draw from the 2025 Term Facility in 2026 to fully repay the $123 million secured mortgage loan encumbering the Hyatt Regency Boston hotel maturing in July 2026, and, together with a subsequent financing transaction planned in the first half of 2026, fully repay the $1.275 billion secured mortgage loan encumbering the Hilton Hawaiian Village Waikiki Beach Resort maturing in November 2026.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “We are extremely pleased with our bank group’s on-going support of Park. The upsize of our Revolving Facility to $1 billion, together with the $800 million 2025 Term Facility, gives us significant liquidity to address our 2026 maturities and demonstrates our continued ability to access various debt markets to maintain a strong and flexible balance sheet that will provide us with the optionality to execute our strategic objectives.”

The Company’s Credit Facility was jointly arranged by Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., The Huntington National Bank, M&T Bank, PNC Capital Markets LLC and Truist Securities, Inc., with Wells Fargo Bank, N.A. acting as Administrative Agent, Wells Fargo Securities, LLC, BofA Securities, Inc. and JPMorgan Chase Bank, N.A. acting as Joint Bookrunners, and Bank of America, N.A. and JPMorgan Chase Bank, N.A. acting as Co-Syndication Agents. The Huntington National Bank, M&T Bank, PNC Bank, National Association served as Co-Documentation Agents.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of Park’s indebtedness. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,”

“potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.

All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Park’s filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Park Hotels & Resorts
Park is one of the largest publicly traded lodging REITs with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 39 premium-branded hotels and resorts with approximately 25,000 rooms located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

For more information, contact:
Ian Weissman
Senior Vice President, Corporate Strategy
571-302-5591
iweissman@pkhotelsandresorts.com
For additional information or to receive press releases via e-mail, please visit our website at
www.pkhotelsandresorts.com